Exhibit 10.1 (u)

* CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

Form of VICC Award Letter

Date

Dear Executive,

I am pleased to inform you that you have been selected to participate in the Adtran Incentive Bonus Plan for 2025. Your target bonus amount is x% of your 2025 base salary. This one-time bonus payment will be calculated as described in the Adtran Variable Incentive Cash

Compensation (VICC) Program (find details enclosed). In accordance with the program the bonus payment will be paid out based on attainment of target goals for the Company Performance

Measurement (CPM) outlined for the program.

Enclosed with this letter is the Policy for Erroneously Awarded Compensation that must be signed and returned to [***].

Any bonus amount that is achieved will be paid in the first quarter of 2026. You must be employed by Adtran at the time of payment.

Refer to Adtran Holdings – Variable Incentive Compensation Plan document for additional information.

Please let me know if you have any questions regarding this information. Sincerely,

[***]

VP, Human Resources - Americas

2025 ADTRAN VARIABLE INCENTIVE CASH COMPENSATION (VICC) PROGRAM

PERFORMANCE MEASURES AND AWARDS

For the year ending December 31, 2025

The Variable Incentive Cash Compensation (VICC) awards will be paid out based on attainment of target goals for the two Company Performance Measurements (CPMs): Total Company Revenue (Adtran Holdings, Inc.) and Total Company Adjusted Earnings before Interest and Taxes ("Adjusted EBIT").

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Each CPM will include a minimum threshold for payout, a "target", and a maximum.
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No payout will occur for a CPM unless the minimum threshold is met for that CPM.
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Attainment of each CPM is independent of the other. Failure to meet the minimum threshold for one CPM does not preclude payout under the other CPM if that measure's minimum threshold is met.
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The sum of the payout percentages achieved for the two CPMs, multiplied by your Target Incentive Compensation equals your VICC payment.
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The payout percentage will be interpolated from the chart below, up to the Maximum, based on the actual achievement of each CPM.
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The total of the payout percentage at target for the combined CPMs will not exceed 100%, and the total of the full VICC award will not exceed 200% of the Target.
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The CPM percentage of the target bonus will be determined and calculated based on each CPM achieved using audited financial results unless otherwise indicated.
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As Adjusted EBIT is a non-GAAP measurement, GAAP audited financial figures will be used to calculate non-GAAP EBIT. Non-GAAP Adjusted EBIT excludes restructuring expenses, acquisitions related expenses and amortization of intangibles, stock compensation expense, the impact of equity market changes on deferred compensation expenses, and any other non-GAAP exclusions adopted by the Company. Adjusted EBIT is equal to Non-GAAP Operating Income.

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The impact of extraordinary events such as: a) a significant acquisition of the assets or stock of another business enterprise not contemplated below; b) a divestiture of a business or asset group; or c) an extraordinary gain or loss in investments in securities may be excluded from the audited results for purposes of determining the achievement of the Company Performance Measures and the related performance award.

Notes:

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For 2025 CPMs, the Maximum Company Revenue is [***] and the Maximum Company Adjusted EBIT is [***].
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2025 CPM thresholds for any payout are above [***] for Revenue and above

[***] for Total Company Adjusted EBIT.

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The 2025 Target Incentive Compensation for each CPM is capped at 100%. The maximum payout is 200% of the Target Incentive Compensation amount.

For additional information, refer to the Adtran Holdings, Inc. Amended and Restated Variable Incentive Compensation Plan.